Registration No. 333-104824

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NIKE, INC.
(Exact name of issuer as specified in charter)
___________________

       Oregon                                                                                                                                                                           93-0584541
(State or other jurisdiction of                                                                                                                                                             (IRS Employer
incorporation or organization)                                                                                                                                                            Identification No.)

        One Bowerman Drive
                 Beaverton, Oregon                                                                                                                                                                97005-6453
(Address of principal executive offices)                                                                                                                                                (Zip Code)

NIKE, INC.
LONG-TERM INCENTIVE PLAN
 (Full title of the plan)
_______________________

Donald W. Blair
Vice President and Chief Financial Officer
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
 (Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 671-6453
___________________

Copy to:

STUART CHESTLER
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204-1268
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                                                                                            Accelerated filer
Non-accelerated filer  (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company

DEREGISTRATION OF SHARES

The Registration Statement on Form S-8 (Registration No. 333-104824) (the “Registration Statement”) of NIKE, Inc. (the “Company”) pertaining to the registration of  884,268 shares of the Company’s Class B Common Stock, no par value (the “Class B Stock”), in connection with the Company’s Long-Term Incentive Plan (the “Plan”) was filed with the Securities and Exchange Commission on April 29, 2003.  The Plan as originally adopted authorized the Company to grant awards payable in either Class B Stock or in cash.  At the Company's annual meeting of shareholders on September 17, 2007, the Plan was amended to eliminate the Company's ability to issue stock under the Plan.  Pursuant to Item 512(a)(3) of Regulation S-K, this Post Effective Amendment No. 1 to Form S-8 is being filed in order to deregister and withdraw from registration 1,819,202 shares of the Company’s Class B Stock, which are all the shares of Class B Stock that remain unissued under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on this 22nd day of September, 2008.

        NIKE, INC.

 By: /s/ Donald W. Blair
                                                                                       Donald W. Blair
       Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons on September 22, 2008 in the capacities indicated.

Signature	Title
/s/ Mark G. Parker Mark G. Parker	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Donald W. Blair Donald W. Blair	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Bernard F. Pliska Bernard F. Pliska	Vice President and Controller (Principal Accounting Officer)
* Jill K. Conway	Director
* Ralph D. DeNunzio	Director
* Alan B. Graf, Jr.	Director
* Douglas G. Houser	Director
* Jeanne P. Jackson	Director
* Philip H. Knight	Director
* John R. Thompson, Jr.	Director

*By:  /s/ Donald W. Blair
Donald W. Blair,
Attorney-in-Fact